UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 30, 2013

General Cable Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-12983	06-1398235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4 Tesseneer Drive, Highland Heights, Kentucky	41076-9753
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(859) 572-8000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Appointment of Director

On July 30, 2013, the Board of Directors of General Cable Corporation (the “Corporation”) appointed Ms. Sallie B. Bailey to serve as an independent director of the Corporation until she stands for election at the 2014 Annual Meeting of the Stockholders and until her successor is duly appointed and qualified. Ms. Bailey will serve on the Board’s Audit, Compensation and Corporate Governance Committees.

Ms. Bailey is Executive Vice President and Chief Financial Officer of Louisiana-Pacific Corporation, a leading manufacturer of engineered wood building products for residential, industrial and light commercial construction, and she has served in that position since November 2011.  Ms. Bailey previously served as Vice President and Chief Financial Officer of Ferro Corporation, a global specialty materials company, from January 2007 to July 2010.  Before joining Ferro Corporation, she held senior management positions of increasing responsibility with The Timken Company, a global producer of engineered bearings and alloy steel from 1995 to 2006, lastly as Senior Vice President, Finance and Controller.  Prior to her work at Timken, Ms. Bailey held various financial management positions with Tenneco, Inc. from 1988 to 1995 and worked as a CPA with Deloitte & Touche from 1984 to 1988.

As a newly appointed director, Ms. Bailey will participate in the Corporation’s non-employee director compensation plans as in effect from time to time, including, without limitation, the payment of retainers. The Compensation Committee approved an award of 1,900 restricted stock units under the 2005 Stock Incentive Plan to Ms. Bailey on the grant date, July 30, 2013.

There are no arrangements or understandings pursuant to which Ms. Bailey was appointed as a director and there are no related party transactions between the Company and Ms. Bailey.

(e) Compensatory Arrangements of Certain Officers.

On July 30, 2013, at a joint meeting of the Board of Directors of the Corporation and its Compensation Committee, the Compensation Committee approved amendments to its restricted stock unit award agreement to provide dividend equivalent rights during the vesting period for restricted stock units. The dividend equivalent rights will be accrued as cash dividends and will be subject to the same vesting and forfeiture provision as the restricted stock units. The amended agreement will be effective for restricted stock units granted beginning on January 1, 2014.

Item 9.01	Financial Statements and Exhibits.

List below the financial statements, pro forma financial information and exhibits, if any, furnished as part of this report.

(d)   Exhibits

10 – Form of Restricted Stock Unit Agreement under General Cable Corporation 2005 Stock Incentive Plan

99 – General Cable Corporation Press Release dated July 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL CABLE CORPORATION

July 30, 2013	/s/ Robert J. Siverd
Robert J. Siverd
Executive Vice President, General
Counsel and Secretary

INDEX TO EXHIBITS

Exhibit
Number	Description

10	Form of Stock Unit Agreement under General Cable Corporation 2005 Stock Incentive Plan

99	General Cable Corporation Press Release dated July 30, 2013